UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2010

RIVERVIEW BANCORP, INC.
(Exact name of registrant as specified in its charter)

Washington	000-22957	91-1838969
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

900 Washington Street, Suite 900, Vancouver, Washington	98660
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (360) 693-6650

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01  Regulation FD Disclosure.

On July 16, 2010, Riverview Bancorp, Inc. (the “Company”) announced that it had commenced an underwritten public offering of 8,368,201 shares of its common stock, and that the Company intends to grant the underwriters a 30-day option to purchase up to an additional 15% of the shares of common stock sold to cover over-allotments, if any.

A copy of the Company’s press release announcing the commencement of the offering is furnished herewith as Exhibit 99.1 and incorporated herein by reference.

The information in this report on Form 8-K (including the exhibit) is furnished pursuant to Item 7.01 and shall not be deemed to be filed for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. This report will not be deemed an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD.

We do not have, and expressly disclaim, any obligation to release publicly any updates or any changes in our expectations or any change in events, conditions, or circumstances on which any forward-looking statement is based.

This report is available on our website located at www.riverviewbank.com, although we reserve the right to discontinue that availability at any time.

Item 9.01  Financial Statements and Exhibits

(d)           Exhibits

99.1	Press release of Riverview Bancorp, Inc. dated July 16, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIVERVIEW BANCORP, INC.

Date: July 16, 2010	/s/Kevin J. Lycklama
Kevin J. Lycklama
Chief Financial Officer (Principal Financial Officer)